                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 8.01

                                                                                              Percentage of     Percentage of
                                              jurisdiction                                    voting stock         economic
                                                   of                                           owned by        interest owned
Name of subsidiary                            incorporation     Parent                           parent           by parent
------------------------------------------------------------------------------------------------------------------------------
Significant subsidiaries
Cetrel S.A. Empresa de Protecao Ambiental        Brazil         Braskem S.A.                      21.09              21.08
Copene Monomeros Especiais S.A.                  Brazil         Braskem S.A.                     100.00              87.24
Copene Participacoes S.A.                        Brazil         Braskem S.A.                     100.00             100.00
Copesul - Companhia Petroquimica  do Sul         Brazil         Braskem S.A.                      23.67             23.67
Norcell S.A.                                     Brazil         Braskem S.A.                      76.52             86.15
Odebrecht Quimica S.A.                           Brazil         Braskem S.A.                     100.00             98.40
Petroflex Industria e Comercio S.A.              Brazil         Braskem S.A.                      20.14             20.12
Polialden Petroquimica S.A.                      Brazil         Copene Participacoes S.A.         66.67             42.64
Politeno Industria e Comercio S.A.               Brazil         Copene Participacoes S.A.         35.00             34.66
Tegal Terminal De Gases Ltda.                    Brazil         Braskem S.A.                      84.36             84.36
Trikem S.A.                                      Brazil         Odebrecht Quimica S.A.            64.43             41.51